EXHIBIT 10.1

                                LICENSE AGREEMENT

THIS LICENSE AGREEMENT ("AGREEMENT") IS MADE AND EFFECTIVE AS OF FEBRUARY 14, 2000 BY AND BETWEEN VITAMINERALHERB.COM CORP., A NEVADA CORPORATION ("GRANTOR"), AND KETTLE RIVER GROUP INC., A NEVADA CORPORATION ("LICENSEE"), WITH REFERENCE TO THE FOLLOWING FACTS:

1. Grantor owns and operates an Internet marketing system for vitamins, minerals, nutritional supplements, and other health and fitness products (the "Products") in which Grantor offers Products for sale from various suppliers on Grantor's Web Site.

2. Licensee desires to market the Products to medical professionals, alternative health professionals, martial arts studios and instructors, sports and fitness trainers, other health and fitness practitioners, school and other fund raising programs and other similar types of customers ("Customer(s)") in the Territory, as hereinafter defined. Customers will be able to buy the Products on a continuing basis through Grantor's Web Site.

NOW THEREFORE, for ten dollars ($10.00) and other valuable consideration, including but not limited to the mutual promises, warranties and covenants herein contained, the parties hereby agree as follows:

1.   Scope  of  Agreement. This Agreement shall govern all Products sold through
     --------------------
     Grantor's Web Site to Customer(s). Exhibit A contains detailed information regarding specifications, quality control, pricing and other terms relating to the Product(s) to be ordered through Grantor's Web Site. The parties agree that Exhibit A will be amended to include similar information with respect to any future orders of the same product or any future Product ordered by Licensee or Customers. Pricing may be amended from time to time on the Web Site, and in the event of a conflict between the pricing on the Web Site and the pricing in Exhibit A, the price shall be the price posted on the Web Site at the time of order. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THIS AGREEMENT AND ANY PURCHASE ORDER SUBMITTED BY CUSTOMER,
     THE  TERMS  OF  THIS  AGREEMENT  WILL  CONTROL.

2.   Grant  of License; Territory. Territory shall be the Great Britain. Grantor
     ----------------------------
     grants to Licensee the exclusive rights to market the Products in the Territory through the Web Site.

3.   Manufacture  of  Products. All Products marketed through Grantor's Web Site
     -------------------------
     shall be manufactured, packaged, prepared, and shipped in accordance with the specifications and requirements described on Exhibit A hereto as it may be modified from time to time. Quality control standards relating to the Product's weight, color, consistency, micro-biological content, labeling and packaging are also set forth on Exhibit A. In the event that Exhibit A is incomplete, Products shall be manufactured and shipped in accordance with industry standards.


LICENSE AGREEMENT                                                   Page 1 of 11

4.   Labeling; Packaging. Products shall be labeled with Standard Labels, except
     -------------------
     for Private Label Products, as described herein. Standard labels shall contain all information necessary to conform to regulatory and industry requirements.

5.   Private  Label  Products.  Vitamins,  minerals,  herbs,  and  nutritional
     ------------------------
     supplement products may be available for sale with labels customized for the Customer ("Private Label Products"). Grantor shall cause supplier to affix to Private Label Products labels furnished by Customer which are consistent with supplier's labeling equipment and meet all federal and/or state labeling requirements for the Product(s) ordered. Pricing for Private Label Products shall be as determined by supplier and posted on the Web Site by Grantor, and the price shall be the price posted on the Web Site at time of order

6.   Shipping. Shipping shall be by UPS ground unless Customer requests and pays
     --------
     for overnight shipping by UPS. Grantor will post shipping and handling fees for overnight shipping on the Web Site. The price posted at the time of order shall obtain. All orders from supplier's stock shall be shipped within seventy-two (72) hours of receipt of the order. Items not in stock (back orders) shall be shipped on a timely basis, but not later than four to six weeks from time of order.

7.   Products  and  Pricing. The initial pricing for the Product(s) is set forth
     ----------------------
     on Exhibit A. The price may be amended from time to time, and such amendments will be posted on the Web Site. The price shall be the price posted at the time of order. Terms are payment by credit card or electronic funds transfer at time of purchase.

8.   Minimum  Order  Quantities  for  Vitamin,  Mineral,  and/or  Nutritional
     ------------------------------------------------------------------------
     Supplements.  The minimum order quantity is 100 bottles per formulation for
     -----------
     standard Products. Customer Formulas, as defined herein, shall have minimum order quantities of 5,000 units.

9.   Web  Site Maintenance; Fees. Grantor shall maintain Grantor's Web Site (the
     ---------------------------
     "Web Site"). The Web Site shall post current prices for all Products. Customers will be able to obtain unique identification codes ("Userid(s)") and select passwords on the Web Site. Grantor shall maintain the Web Site in a manner that ensures secure Internet financial transactions. Licensee shall pay Grantor a maintenance fee of $500 yearly, beginning on the anniversary date of this Agreement, for maintenance of the Web Site.

10.  Orders.  All  Products  shall  be  ordered  through  the  Web  Site.  In
     ------
     jurisdictions in which sales tax would be collected on retail sales of the Products, Licensee shall ensure that each Customer provides a sales tax ID number for exemption from sales tax. Licensee shall assist its Customer to register on the Web Site. Each Customer shall be issued a Userid and shall select a password upon registration. Upon ordering, Customer must pay for Product by credit card, debit card, or by electronic funds transfer ("e-check") and all funds will be remitted to Grantor. Upon receipt of order, Grantor will email the supplier to purchase the Product(s) ordered. Supplier will drop-ship the order directly to the Customer in accordance with Section 7, "Shipping."

11.  Sharing  of Profits; Sales Reports. Licensee and Grantor shall each receive
     ----------------------------------
     one-half of the profit on all sales made through the Web Site by Licensee. Grantor agrees to pay supplier for the Product purchased upon receipt of cleared funds. Grantor will retain its one-half share of the profit and will remit the balance to Licensee by the tenth day of the month following sales. Grantor further agrees to provide Licensee with a Monthly Sales
     Report of all sales made by Licensee through the Web Site detailing the purchases from each Customer. Grantor will e-mail the Monthly Sales Report to Licensee by the tenth day of the month following such sales.


LICENSE AGREEMENT                                                   Page 2 of 11

12.  Warranties  and  Indemnification.  Grantor  warrants  that  all  Products,
     --------------------------------
     including  Joint  Formula  Products  but  not  including  Customer  Formula
     Products, shall be fit for the purpose for which produced and shall be in full and complete compliance with all local, state, and federal laws applicable thereto. Grantor warrants that all Custom Products shall be manufactured in - accordance with Customer's specifications. Grantor warrants that all non-Private Label Products shall be correctly and accurately described on each label affixed thereto, and that all labeling affixed thereto shall be in full and complete compliance with all local, state, and federal laws applicable thereto. Grantor warrants, covenants and certifies that its supplier(s)' manufacturing facilities comply with applicable federal, state, city, county, and municipal laws, rules, regulations, ordinances, and codes in all material respects. Grantor hereby agrees to indemnify, hold harmless and defend Licensee, its Customers, Buyers, affiliates, directors, officers, agents and representatives from and against any loss, claim, and expense (including attorneys fees and costs, and costs of a recall of Product) incurred or suffered as a consequence of Grantor's breach of its product warranties as set forth herein.

13.  Nature  of  Relationship.
     ------------------------

     (a) This Agreement does not constitute nor empower the Licensee as the agent or legal representative of Grantor for any purpose whatsoever. Licensee is and will continue to be an independent contractor.

     (b) The arrangement created by this Agreement is not, and is not intended to be, a franchise or business opportunity under the United States' Federal Trade Commission Rule: Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures and is not a franchise, business opportunity or seller assisted marketing plan or similar arrangement under any other federal, state, local or foreign law, rule or regulation.

     (c) Licensee is not prohibited by this Agreement from pursuing other business opportunities or other employment.

14.  Rights  in  Formulas.
     --------------------

     (a)  Customer  Formulas.  Any  formula  provided  exclusively by Licensee's
          Customer shall be owned by Customer ("Customer Formula"), provided that such Customer Formula does not substantially duplicate an existing Grantor formula. Grantor agrees not to sell products to other customers using any Customer Formula during the period in which Customer is ordering products containing the formula and for so long as Customer continues to purchase products containing the Customer Formula.


LICENSE AGREEMENT                                                   Page 3 of 11

     (c) Joint Formulas. If Grantor and Customer jointly create a formula ("Joint Formula"), such Joint Formula will be jointly owned by the parties. Grantor agrees not to sell products to other customers using the Joint Formula during the period in which Customer is ordering products containing the Joint Formula from Grantor without written permission from Customer. In the event that Customer fails to order a specific Joint Formula Product for a period of 3 months, Grantor shall be free to sell products containing the Joint Formula to other customers.

15.  Term  of  Agreement; Breach of Agreement. This Agreement shall continue for
     ----------------------------------------
     three (3) years, and shall be automatically renewed unless one of the parties provides ninety (90) days written notice of termination to the other party. Licensee may terminate this Agreement for any reason at any time upon ninety (90) days written notice to Grantor. In the event of a material breach of this Agreement, the non-breaching party may provide written notice of breach. Upon notice from the non-breaching party, the breaching party shall have fourteen (14) days to cure the breach, after which period, if not cured, the Agreement shall be automatically terminated. In no event shall Grantor be required to accept or deliver product under any purchase order if Grantor has not received the outstanding balance due on any previous purchase order in a timely manner. Failure to so perform shall not be deemed a breach of this Agreement by Grantor.

16.  Trade  Secrets. Grantor and Licensee(s) are the owners of certain products,
     --------------
     technology, information, customer lists, services, processes, financial information, pending or prospective transactions/proposals, operating and marketing plans and procedures, designs, product formulas, specifications, manufacturing methods, ideas, prototypes, software, patent, trademark and copyright applications or registrations and other similar data relating to each party's business which data is not publicly known and derives economic value from not being publicly known (collectively "Trade Secrets"). Each party agrees that it will not use or disclose to third parties any Trade Secret it receives from the other, except as may be contemplated by this Agreement. Each party agrees that it will take all reasonable precautions to assure that no Trade Secret is conveyed to any officer, employee, agent, manufacturer or other third party who does not have a need to know such Trade Secret. The obligations created by this Section 10 shall survive the termination of this Agreement or any business relationship between the parties. Any Trade Secret contained in any writing will be returned to the other party promptly upon written request, together with any reproductions thereof.

17.  Governing  Law;  Dispute  Resolution.  This  Agreement shall be governed by
     ------------------------------------
     Nevada law in accordance with the Dispute Resolution Agreement attached hereto as Exhibit B.

18.  Miscellaneous  Provisions.  This Agreement constitutes the entire Agreement
     -------------------------
     between the parties and supersedes any prior or contemporaneous agreements, oral or written. This Agreement may only be amended by a writing signed by both parties. Any notice required or permitted to be given under this Agreement shall be in writing and sent by telecopy, personal delivery or certified mail, return receipt requested, as follows:

     If  to  Vitamineralherb.Com,  Inc.:     David  R.  Mortenson,  President
                                             2400  Loop  35  #1502
                                             Alvin  TX  77511

     If  to  Licensee:          Kettle  River  Group  Inc.
                                P.  O.  Box  5034
                                Alvin  TX  77512-5034


LICENSE AGREEMENT                                                   Page 4 of 11

     Notice shall be deemed effective upon receipt if made by confirmed telecopy, personal delivery or 48 hours after deposit in the United States mail with the required postage.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

KETTLE  RIVER  GROUP INC.,               VITAMINERALHERB.COM CORP.,
A NEVADA CORPORATION                     A NEVADA  CORPORATION


By:  /s/  J.P.  Beehner                   By:    /s/  David  R.  Mortenson
    ----------------------------------       -----------------------------------
    J.P.  Beehner,  President                David  R.  Mortenson,  President

                                    EXHIBIT A
                             PRODUCT SPECIFICATIONS

In the event of any inconsistency between the terms of Customer's purchase order and this Product Specification Sheet, this Sheet and the terms of the Manufacturing Agreement shall control.

Short  Product  Name:
                      -------------------------------------
Exact  Product  Ingredients  and  Percentages:



Other  Product  Specifications:

Color:  ____________  Tablet  Type:  ____________  Consistency:  ____________

Weight: ____________  Bottle  Size/Color: ___________  Bottle  Count:___________

Cotton Insert:____ Bottle Seal:___  Shrink Wrap Neck Band:___ Silicon Pack: ____

Micro-biological content: Customer to specify any requirements, if none specified, product will be manufactured to industry standards.

Labels: Labels and/or boxes to be provided by Customer [identify any size]______

Labels/Boxes to be Received by [date] ________________ to ensure timely delivery

Master  Pack/Wrapping/Palleting  Requirements  (if  any):_______________________

Ship  to  Address:______________________________________________________________

Order  Quantity:  (minimum  5,000  BOTTLES):  __________

Price:  ____________  FOB  IFM's  facility  in  San  Diego,  CA.

Delivery  Dates(s):__________________________________________

Terms of Sale: 50% with submission of purchase order; 50% due upon completion of manufacturing, unless otherwise specified _______________________________

Purchase  Order  Number:_______________________________

Date  of  Purchase  Order:_____________________________


LICENSE AGREEMENT                                                   Page 6 of 11

                                    EXHIBIT B
                          DISPUTE RESOLUTION AGREEMENT

THIS DISPUTE RESOLUTION AGREEMENT ("DISPUTE RESOLUTION AGREEMENT") IS ENTERED INTO AND EFFECTIVE AS OF FEBRUARY 14, 2000 BY AND BETWEEN VITAMINERALHERB.COM CORP., A NEVADA CORPORATION, AND KETTLE RIVER GROUP INC., A NEVADA CORPORATION ("LICENSEE").

1.   INTENT  OF  PARTIES.  The  parties  desire  to establish a quick, final and
     -------------------
     binding out-of-court dispute resolution procedure to be followed in the unlikely event any dispute arising out of or related to the Manufacturing Agreement dated February 14, 2000 between the parties ("Agreement"). As used in this Dispute Resolution Agreement, the term "dispute" is used in its broadest and most inclusive sense and shall include, without limitation, any disagreement, controversy, claim, or cause of action between the parties arising out of, related to, or involving the Agreement or the transactions evidenced by the Agreement (collectively "Dispute").

2.   NEGOTIATION.  It  is the intent of the parties that any Dispute be resolved
     -----------
     informally and promptly through good faith negotiation between the parties. Therefore, in the event of a Dispute between the parties, the following will apply:

A.   Correspondence.  Either  party  may  initiate  negotiation  proceedings  by
     --------------
     writing a certified or registered letter, return receipt requested, to the other party referencing this Dispute Resolution Agreement, setting forth the particulars of the Dispute, the term(s) of the Agreement involved and a suggested resolution of the problem. The recipient of the letter must respond within ten (10) days after its receipt of the letter with an explanation and response to the proposed solution.

B.   Meeting.  If  correspondence does not resolve the Dispute, then the authors
     -------
     of the letters or their representatives shall meet on at least one occasion and attempt to resolve the matter. Such meeting shall occur not later than thirty (30) days from the parties' last correspondence. If the parties are unable to agree on the location of such a meeting, the meeting shall be held at Grantor's corporate offices. Should this meeting not produce a resolution of the matter, then either party may request mandatory mediation (as provided below) by written notice to the other party.

3.   MEDIATION.
     ---------

     A.   Selection  of  Mediator.  There  shall  be  a  single mediator. If the
          -----------------------
          parties cannot agree upon an acceptable mediator within ten (10) days of termination of the negotiation, each party shall select one mediator from a list of not less than five (5) mediators provided by the other party. These two mediators shall select a third mediator who shall serve as the sole mediator.

     B. Subject to the availability of the mediator, the mediation shall occur not more than thirty (30) days after the request for mediation. The mediation shall be held in Seattle, Washington. The cost of mediation shall be borne equally by the parties. The mediation process shall continue until the Dispute (or any part thereof) is resolved or until such time as the mediator makes a finding that there is no possibility of resolution short of referring the parties to final and binding arbitration.


LICENSE AGREEMENT                                                   Page 7 of 11

4.   FINAL  AND BINDING ARBITRATION. Should any Dispute (or part thereof) remain
     ------------------------------
     between the parties after completion of the negotiation and mediation process set forth above, such Dispute shall be submitted to final and binding arbitration in Houston, Harris County, Texas. Procedurally, the arbitration will be conducted in conformity with Texas rules of civil procedure and the following provisions, which shall supersede the Texas rules of civil procedure in the event of any inconsistency:

     A.   Selection of Arbitrator(s). There shall be a single arbitrator, except
          --------------------------
          in the case where the amount in dispute exceeds $100,000, in which case there shall be three arbitrators. If the parties cannot agree upon acceptable arbitrator(s) within ten (10) days of the termination of the mediation, each party shall select one arbitrator from a list of not less than five (5) arbitrators provided by the other party. These two arbitrators shall select a third arbitrator who shall serve as the sole arbitrator or the third arbitrator, as the case may be. The determination of a majority of the arbitrators or the sole arbitrator, as the case may be, shall be conclusive upon the parties and shall be non-appealable.

     B.   Discovery.  No  discovery shall be permitted, absent a showing of good
          ---------
          cause. Any discovery request should be reviewed with the knowledge that this dispute resolution process was mutually agreed upon and bargained for by the parties with the intent to provide a cost-effective and timely method of resolving disputes. Any discovery granted by the arbitrator should be limited to that necessary to protect the minimum due process rights of the parties.

     C.   Equitable Remedies. Any party shall have the right to seek a temporary
          ------------------
          restraining order, preliminary or permanent injunction or writ of attachment, without waiving the negotiation, mediation and arbitration provision hereof. Any other form of equitable or provisional relief and all substantive matters relating to the Dispute shall be determined solely by the arbitrator(s).

     D.   Attorney's  Fees;  Arbitration Costs. Each party may be represented by
          ------------------------------------
          an attorney or other representative selected by the party. The costs of the arbitration shall be borne equally by the parties. Each party shall bear its own attorneys'/representatives' fees and costs; provided that if the arbitrator(s) find either party has acted in bad faith, the arbitrator(s) shall have discretion to award attorneys' fees to the other party.

     E.   Scope of Arbitration; Limitation on Powers of Arbitrator(s)-Applicable
          ----------------------------------------------------------------------
          Law.  No  party  may  raise  new claims against the other party in the
          ---
          arbitration not raised in the mediation. The arbitrator shall have the power to resolve all Disputes between the parties. The arbitrator(s) shall not have the power to award treble, punitive or exemplary damages and the parties hereby waive their right to receive treble, punitive or exemplary damages, to the extent permitted by law. The arbitrator(s) shall only interpret and apply the terms and provision of the Agreement and shall not change any such terms or provisions or deprive either party of any right or remedy expressly or impliedly provided for in the Agreement. The arbitrator(s) shall apply the law of the State of Texas, or federal law, in those instances in which federal law applies.


LICENSE AGREEMENT                                                   Page 8 of 11

     F.   Designation  of  Witnesses/Exhibits;  Duration of Arbitration Process;
          ----------------------------------------------------------------------
          Written Decision. At least thirty (30) days before the arbitration is scheduled to commence, the parties shall exchange lists of witnesses and copies of all exhibits intended to be used in arbitration. The arbitration shall be completed within 90 days of the selection of the first arbitrator. The arbitrator(s) shall render a written decision, which contains findings of fact and conclusions of law, within 30 days of the conclusion of the arbitration and shall specify a time within which the award shall be performed. Judgment upon the award may be entered in any court of competent jurisdiction.

5.   MISCELLANEOUS
     -------------

     A.   Enforcement  of Negotiation/Mediation Provisions. If a party demanding
          ------------------------------------------------
          such compliance with this Agreement obtains a court order directing the other party to comply with this Dispute Resolution Agreement, the party demanding compliance shall be entitled to all of its reasonable attorneys' fees and costs in obtaining such order, regardless of which party ultimately prevails in the matter.

     B.   Severability.  Should any portion of this Dispute Resolution Agreement
          ------------
          be found to be invalid or unenforceable such portion will be severed from this Dispute Resolution Agreement, and the remaining portions shall continue to be enforceable unless to do so would materially alter the effectiveness of this Dispute Resolution Agreement in achieving the stated intent of the parties.

     C.   Confidentiality.  The parties agree that they will not disclose to any
          ---------------
          third party that (1) they are engaged in the dispute resolution process described herein, (2) the fact of, nature or amount of any compromise resulting herefrom, or (3) the fact of, nature or amount of any arbitration award. This confidentiality obligation shall not extend to the party's employees, spouses, accountant, bankers, attorneys or insurers or in the event that disclosure is otherwise required by law.

     D.   Time  to  Initiate  Claims. An aggrieved party must mail and the other
          --------------------------
          party must receive the correspondence which initiates negotiation proceedings in connection with a Dispute as specified in Paragraph 2(A) (1) within one (1) year of the date the aggrieved party first has, or with the exercise of reasonable diligence should have had, knowledge of the event(s) giving rise to the Dispute (the "One Year Statute of Limitations"). No Dispute may be raised under this Dispute Resolution Agreement after the expiration of the One Year Statute of Limitations.

     E.   Entire  Agreement.  These  dispute  resolution  provisions express the
          -----------------
          entire agreement of the parties and there are no other agreements, oral or written, concerning dispute resolution, except as provided herein. Any ambiguity in the provisions hereof shall not be construed against the drafter. This Dispute Resolution Agreement may only be modified in a writing signed by both parties.


LICENSE AGREEMENT                                                   Page 9 of 11

     F.   Successors.  This  Dispute  Resolution  Agreement  is binding upon and
          ----------
          inures to the benefit of the parties, their agents, heirs, assigns, successors-in-interest, and any person, firm or organization acting for or through them.

     G.   Venue  and  Jurisdiction.  Venue  and  exclusive  jurisdiction for any
          ------------------------
          action arising out of or related to this Dispute Resolution Agreement (including, but not limited to, equitable actions contemplated by Section 4 (C) and actions brought to enforce or interpret this Dispute Resolution Agreement) shall be in the state courts for the County of Harris, Texas, or the federal court for the Southern District of Texas.

     H.   Notice.  Any  notice  or  communication required to be given hereunder
          ------
          shall be in writing and shall be mailed via the United States Postal Service by Certified Mail or Registered Mail, Return Receipt Requested, or by Federal Express or other overnight courier which can document delivery, to the address of the party to be served as shown below (or such other address as the party shall from time to time notify). Such notice shall be deemed to have been served at the time when the same is received by the party being served.

          If  to  Vitamineralherb.Com,  Inc.:     David  R. Mortenson, President
                                                  2400  Loop  35  #1502
                                                  Alvin  TX  77511
                                                  Fax:  281-388-1047
                                                  Phone:  281-388-1047

          If  to  Licensee:                       Kettle  River  Group  Inc.
                                                  P.  O.  Box  5034
                                                  Alvin  TX  77512-5034
                                                  Fax:  281-331-9442
                                                  Phone:  281-331-5580

     I.   Acknowledgment  of  Legal Effect of this Dispute Resolution Agreement.
          ---------------------------------------------------------------------
          By signing this Dispute Resolution Agreement, the parties acknowledge that they are giving up any rights they may possess to have Disputes litigated in a court and are hereby waiving the right to a trial by jury. The parties further acknowledge that they are agreeing to a one year statute of limitations regarding all Disputes and that they are giving up their judicial rights to discovery and to appeal, unless such rights are specifically set forth above. The parties acknowledge that if they refuse to submit to the provisions of this Dispute Resolution Agreement they may be compelled to do so under the authority of the Texas Rules of Civil Procedure. The parties acknowledge that they have had the opportunity to consult counsel regarding the meaning and legal effect of this Dispute Resolution
          Agreement  and  enter  into  it  knowingly  and  voluntarily.


LICENSE AGREEMENT                                                  Page 10 of 11

IN WITNESS WHEREOF, the parties have entered into this Dispute Resolution Agreement as of the date first above written.

KETTLE  RIVER  GROUP INC.,                VITAMINERALHERB.COM CORP.,
A NEVADA CORPORATION                      A NEVADA  CORPORATION


By:  /s/  J.P.  Beehner                   By:  /s/  David  R.  Mortenson
    ----------------------------------        ----------------------------------
    J.P.  Beehner,  President                 David  R.  Mortenson,  President


LICENSE AGREEMENT                                                  Page 11 of 11